Exhibit 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-129769) of our report dated March 21, 2011, on our audits of the consolidated financial statements of Dearborn Bancorp, Inc. as of December 31, 2010 and 2009, and for the years ended December 31, 2010 and 2009, which report is included in the 2010 Annual Report on Form 10-K.
/s/ BKD, llp
Indianapolis, Indiana
March 21, 2011

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